Exhibit 99.1

Press Release

For Immediate Release

oti Appoints Shlomi Cohen as Chief Executive Officer

Rosh Pina, Israel – August 3, 2015 – The board of directors of On Track Innovations Ltd. (oti) (NASDAQ: OTIV), a global provider of near field communication (NFC) and cashless payment solutions, has appointed Shlomi Cohen as CEO, succeeding Ofer Tziperman.

As oti’s new CEO, Cohen will apply his more than 25 years of experience managing global organizations to advance the sales of oti’s cashless payment solutions. He will oversee all of the company’s sales and marketing activities, as well as focus on developing strategic channel partnerships around the globe. In addition, Cohen will also focus on maximizing the value of oti’s non-core assets, including intellectual property, as well as continue to pursue meaningful non-employee-related cost cutting and differentiation of oti’s technology and solutions.

Prior to joining oti, Cohen served as president and CEO of RayV, a leading developer of online video-streaming solutions, which was successfully acquired by Yahoo! last year. Prior to RayV, Cohen was president of Europe, the Middle East and Africa (EMEA) for NICE Systems, a publicly traded billion-dollar software company. He previously held sales positions with a number of leading technology companies, including Nokia, Siemens, BATM Advanced Communications and Eldor Computers. Cohen earned his MBA with an emphasis in marketing from Bar-Ilan University, and a BSc in mechanical engineering from Tel Aviv University.

“Shlomi brings strong talent, experience and leadership to the role of CEO,” commented oti Chairman Dilip Singh. “His deep understanding of technology and proven track record of effectively managing global sales organizations will help advance our strategic objectives, which are focused on delivering top line growth and profitability.”

Cohen commented: “oti appears to have arrived at an inflection point in its development, with a strong outlook for growth supported by its unrivaled NFC technology. I plan to immediately conduct a comprehensive review of oti’s operations and business strategy, and then reinvigorate our sales force to take greater advantage of the growing NFC market and oti’s industry leading position.”

Singh added: “On behalf of the board, I would like to thank Ofer for his dedication and many years of leadership, as well as for remaining on to provide a smooth transition for his successor. Ofer played a key role in refocusing oti’s business strategy around its core NFC technology, while building a foundation for growth.”

Other Management Changes
On August 3, 2015, Dimitrios Angelis and Charles Gillman resigned from the board of directors, effective immediately. The resignations did not involve any disagreement with the company. In addition, Angelis shall cease to be the CEO of OTI America and Cohen will assume the responsibilities for oti’s intellectual property initiatives. oti’s board is now composed of Chairman Dilip Singh and four independent directors: Eileen Segall, Mark Stolper, John Knapp and Bill Anderson.

“We sincerely thank Dimitrios and Chuck for their valuable contributions as directors to oti, and Dimitrios’ leadership while chairman,” said Singh. “We are grateful for all of the hard work that has gone into maximizing the value of our patents and Dimitrios’ skillful lawyering that has brought us to this inflection point. On behalf of the board of directors, we thank them both for their tireless commitment to shareholder value and wish them the very best for the future.”

About oti
On Track Innovations Ltd. (oti) is a leader in contactless and NFC applications based on its extensive patent and IP portfolio. oti's field-proven innovations have been deployed around the world to address NFC and other cashless payment solutions, petroleum payment and management, cashless parking fee collection systems and mass transit ticketing. oti markets and supports its solutions through a global network of regional offices and alliances. For more information, visit www.otiglobal.com, the content of which is not part of this press release.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other Federal securities laws. Whenever we use words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions, we are making forward-looking statements. For example, when we discuss our focus on growth and profitability, as well as plans with respect to our operations and business strategy, we are using forward-looking statements. Because such statements deal with future events and are based on oti’s current expectations, they are subject to various risks and uncertainties and actual results, performance or achievements of oti could differ materially from those described in or implied by the statements in this press release. Forward-looking statements could be impacted by the effects of the protracted evaluation and validation periods in the U.S. and other markets for contactless payment cards, or new and existing products and our ability to execute production on orders, as well as other risks and uncertainties, including those discussed in the “Risk Factors” section and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2014, and in subsequent filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be achieved. Except as otherwise required by law, oti disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date hereof, whether as a result of new information, future events or circumstances or otherwise.

Investor Contact:
Scott Liolios or Matt Glover
Liolios Group, Inc.
949-574-3860
otiv@liolios.com

Press Contact:
Inbar Ben-Hur
oti Marketing Communication Manager
inbar@otiglobal.com